                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary  Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Century Aluminum Company
                (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)    Title of each class of securities to which transaction applies:  N/A

      2)    Aggregate Number of securities to which transaction applies:     N/A

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
            the filing fee is calculated and state how it was determined):   N/A

      4)    Proposed maximum aggregate value of transaction:                 N/A

      5)    Total fee paid:                                                  N/A

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:                                          N/A

      2)    Form, Schedule or Registration Statement No.:                    N/A

      3)    Filing Party:                                                    N/A

      4)    Date Filed:                                                      N/A

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 8, 1999

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders of Century Aluminum Company (the "Company") will be held at 9:00 a.m., local time, on Tuesday, June 8, 1999 at the Executive Offices of the Company, 2511 Garden Road, Suite 200, Monterey, California, for the following purposes:

            1. To elect two directors to serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2002;

            2. To consider and act upon a proposal to amend the Company's 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 300,000 shares;

            3. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

            4. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on April 16, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                                       By Order of the Board of Directors,
                                            /s/ Gerald J. Kitchen
                                            Gerald J. Kitchen
                                            Executive Vice President,
                                            General Counsel,
                                            Chief Administrative Officer
                                            and Secretary

Monterey, California
April 29, 1999

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

      If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.
--------------------------------------------------------------------------------

                            CENTURY ALUMINUM COMPANY

                                -----------------

                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 8, 1999

General

      This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Century Aluminum Company, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on June 8, 1999, commencing at 9:00 a.m., local time, at the Executive Offices of the Company, 2511 Garden Road, Suite 200, Monterey, California, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

      The principal executive offices of the Company are located at 2511 Garden Road, Suite 200, Monterey, California 93940. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 29, 1999.

Voting Rights and Votes Required

      Only stockholders of record at the close of business on April 16, 1999 will be entitled to notice of and to vote at the Annual Meeting. As of such record date, the Company had outstanding 20,202,205 shares of common stock. Each stockholder is entitled to one vote for each share of common stock held. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

      The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote is required for the approval of each of the amendment to the Company's 1996 Stock Incentive Plan and for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Shares represented by a properly signed proxy card received pursuant to this solicitation will be voted in accordance with the instructions thereon. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

      A stockholder may revoke a proxy at any time before it is exercised by submitting a later dated proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of March 31, 1999 (except as otherwise noted) by (i) each person known by the Company to be the beneficial owner of five percent or more of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group.

                                                        Amount and Nature of
                                                             Beneficial        Percentage of
Name of Beneficial Owner                                    Ownership(1)          Class
------------------------                                --------------------   -------------
Glencore International AG...........................         7,925,000(2)           39.2
Crabbe Huson Group, Inc.............................         2,812,100(3)           13.9
Wellington Management Company, LLP..................         2,184,200(4)           10.8
Vanguard/Windsor Funds..............................         2,000,000(5)            9.9
David W. Beckley....................................           112,607(6)             *
Roman A. Bninski....................................            13,000(7)             *
Craig A. Davis......................................           221,105(8)            1.1
John C. Fontaine....................................            13,250(9)             *
William R. Hampshire................................            29,200(10)            *
Gerald J. Kitchen...................................           108,537(11)            *
Gerald A. Meyers....................................           142,812(12)            *
Willy R. Strothotte.................................            13,000(13)            *
All directors and executive officers as a group (8
persons)............................................           653,511(14)           3.2

----------

*     Less than one percent.

(1) Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2) Glencore International AG ("Glencore International") beneficially owns such shares through its subsidiaries, Glencore AG, which directly owns 2,742,214 shares, and Vialco Holdings Ltd. ("Vialco"), which directly owns 5,182,786 shares. The business address of each of Glencore International, Glencore AG and Vialco is Baarermattstrasse 3, P.O. Box 555, CH 6341, Baar, Switzerland.

(3) Based upon information as of December 31, 1998 set forth in a Schedule 13G filing dated February 12, 1999. According to its filing, Crabbe Huson Group, Inc. ("Crabbe Huson"), a registered investment advisor, has shared investment power with respect to such shares, and shared voting power with respect to 2,586,498 shares. The business address of Crabbe Huson is 121 S.W. Morrison, Suite 1400, Portland, Oregon 97204.

(4) Based upon information as of December 31, 1998 set forth in a Schedule 13G filing dated February 9, 1999. According to its filing, Wellington Management Company, LLP ("Wellington"), an investment advisor and parent holding company, through its subsidiary, Wellington Trust Company, N.A. ("Wellington Trust"), has shared voting power with respect to 72,500 shares and shared investment power with respect to 2,184,200 shares. The business address of Wellington and Wellington Trust is 75 State Street, Boston, Massachusetts 02109.

(5) Based upon information as of December 31, 1998 set forth in a Schedule 13G filing dated February 10, 1999. Vanguard/Windsor Funds ("Vanguard") has sole voting power and shared investment power with respect to such shares. Some or all of these shares are reported as beneficially owned by Wellington. The business address of Vanguard is P.O. Box 2600, Valley Forge, Pennsylvania, 19482.

(6)   Includes 80,000 shares which are subject to options presently exercisable.

(7)   Includes 13,000 shares which are subject to options presently exercisable.

(8) Includes 150,000 shares which are subject to options presently exercisable. Excludes 7,925,000 shares beneficially owned by Glencore International, of which Mr. Davis is a director.

(9) Includes 250 shares owned jointly with Mr. Fontaine's wife. Also includes 13,000 shares which are subject to options presently exercisable.

                                         (Footnotes continued on following page)

----------
(Footnotes continued from previous page)

(10) Includes 28,000 shares which are subject to options presently exercisable. Also includes 900 shares owned by Mr. Hampshire's wife and 300 shares owned by Mr. Hampshire's grandchildren, as to which shares Mr. Hampshire disclaims beneficial ownership.

(11)  Includes 80,000 shares which are subject to options presently exercisable.

(12) Includes 100,000 shares which are subject to options presently exercisable.

(13) Includes 13,000 shares which are subject to options presently exercisable. Excludes 7,925,000 shares beneficially owned by Glencore International, of which Mr. Strothotte is the Chairman and Chief Executive Officer.

(14) Includes 477,000 shares which are subject to options presently exercisable. Excludes 7,925,000 shares beneficially owned by Glencore International.

                            1. ELECTION OF DIRECTORS

      The Company's Board of Directors consists of six members, divided into three classes: Class I, Class II and Class III. Directors in each such class are elected to serve for three-year terms, with each class standing for election in successive years. At the Annual Meeting, two Class III Directors will be elected to serve until the third succeeding Annual Meeting of the Stockholders of the Company in 2002. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. Each of the nominees hereinafter named has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is certain information concerning the two nominees for election and the other directors of the Company with unexpired terms of office. Each nominee is currently a director of the Company.

    Nominees For Election of Class III Directors For Terms to Expire in 2002

                                              Business Experience and Principal Occupation or       Director
Name and Age                                Employment During Past 5 Years; Other Directorships       Since
------------                                ---------------------------------------------------       -----
Craig A. Davis (1)....................     Chairman and Chief  Executive  Officer of the Company      1995
   58                                      since August 1995; Chairman and Chief Executive
                                           Officer of Century Aluminum of West Virginia, Inc.
                                           (3) (a subsidiary of the Company) since August
                                           1995; Chairman and acting Chief Executive Officer
                                           of Century Aluminum of West Virginia, Inc. from
                                           April 1992 through July 1995; Director of Glencore
                                           International since December 1993 and Executive of
                                           Glencore International from September 1990 to June
                                           1996; former Executive Vice President of Alumax
                                           Inc.

William R. Hampshire (2)..............     Vice-Chairman  of  the  Company  since  August  1995;      1995
   71                                      President and Chief Operating Officer of Century
                                           Aluminum of West Virginia, Inc. (a subsidiary of
                                           the Company) from April 1992 through January 1993;
                                           Director of Century Aluminum of West Virginia,
                                           Inc. since June 1993; Independent consultant since
                                           1990; former President and Chief Executive Officer
                                           of Howmet Aluminum Corporation.

       Class I Directors Continuing In Office For Terms to Expire in 2000

                                                 Business Experience and Principal Occupation or       Director
Name and Age                                   Employment During Past 5 Years; Other Directorships       Since
------------                                   ---------------------------------------------------       -----
Roman A. Bninski (1) ....................     Partner, law firm of Curtis,  Mallet-Prevost,  Colt &       1996
   52                                         Mosle, New York, New York since 1984; Secretary of
                                              Century Aluminum of West Virginia, Inc. (a
                                              subsidiary of the Company) from April 1992 through
                                              February 1996.

Willy R. Strothotte......................     Chief  Executive  Officer of  Glencore  International       1996
   54                                         since 1993 and Chairman of the Board of Glencore
                                              International since 1994; Director of Xstrata
                                              Aluminum Corporation (formerly Sudelektra Holding
                                              AG) since 1990.

       Class II Directors Continuing in Office For Terms To Expire in 2001

                                                 Business Experience and Principal Occupation or       Director
Name and Age                                   Employment During Past 5 Years; Other Directorships       Since
------------                                   ---------------------------------------------------       -----
John C. Fontaine (1) (2).................     Partner,  law firm of Hughes Hubbard & Reed LLP since       1996
   67                                         July 1997; President of Knight-Ridder, Inc. from
                                              July 1995 to July 1997; Senior Vice President and
                                              General Counsel of Knight-Ridder, Inc. from 1987
                                              to January 1994, and Executive Vice President from
                                              January 1994 to July 1995; Chairman of the Samuel
                                              H. Kress Foundation; member of the Trustees'
                                              Council of the National Gallery of Art.

Gerald A. Meyers.........................     President and Chief Operating  Officer of the Company       1995
   49                                         since August 1995; President and Chief Operating
                                              Officer of Century Aluminum of West Virginia, Inc.
                                              (a subsidiary of the Company) since January 1993
                                              and Director of Century Aluminum of West Virginia,
                                              Inc. since April 1994; Operations Manager of Logan
                                              Aluminum (joint venture between Alcan Aluminum
                                              Limited and Atlantic Richfield Company) from
                                              November 1988 to December 1992.

----------
(1)   Member of Audit Committee.
(2)   Member of Compensation Committee.
(3)   Formerly known as Ravenswood Aluminum Corporation.

Board and Committee Meetings; Directors' Compensation

      The Board of Directors met six times during 1998. Each Director attended more than 75% of the aggregate of the meetings of the Board and Board Committees on which such director served, with the exception of Mr. Strothotte who attended two meetings of the Board in 1998. The Board of Directors has appointed an Audit Committee and a Compensation Committee to assist in handling the various functions of the Board. The Board does not have a standing Nominating Committee.

      The Audit Committee members are Messrs. Davis, Bninski and Fontaine. The Audit Committee oversees the financial reporting process for which management is responsible, reviews with the auditors the scope and results of the audit, reviews with the Company's internal auditors the scope and results of the Company's internal audit procedures, reviews the independence of the audit and non-audit services provided by auditors, considers the range of audit and non-audit fees, reviews with the Company's independent auditors and management the effectiveness of the Company's system of internal accounting controls, and makes inquiries into other matters within the scope of its duties. In 1998, the Audit Committee held three meetings.

      The members of the Compensation Committee are Mr. Hampshire and Mr. Fontaine. The Compensation Committee administers the Company's stock incentive plans, and reviews and recommends compensation levels of the Company's executive officers. In 1998, the Compensation Committee held two meeting.

      Directors who are full-time salaried employees of the Company are not compensated for their service on the Board or on any Board Committee. Non-employee directors receive an annual retainer of $20,000 for their services, except that the Vice-Chairman receives an annual retainer of $25,000, and a fee of $750 for each Board or Committee meeting attended. In addition, each Committee member receives an annual fee of $750. All directors are reimbursed for their travel and other expenses incurred in attending Board and Committee meetings.

      Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company received a one-time grant of options to purchase 10,000 shares of common stock, and the Vice-Chairman received a one-time grant of options to purchase 25,000 shares of common stock. Such grants became effective upon the consummation of the Company's initial public offering at an exercise price equal to the initial public offering price, except in the cases of Mr. Fontaine and Mr. Strothotte whose grants became effective upon their election as directors at an exercise price equal to the market price of the common stock at such time. The options vested one-third on the grant date, with an additional one-third vesting on each of the first and second anniversary dates. In addition, the Non-Employee Directors Stock Option Plan provides for automatic annual grants of options to purchase 1,500 shares of common stock at fair market value to each non-employee director continuing in office after the annual meeting of stockholders in each year.

      Mr. Strothotte was designated to serve as a director of the Company by Glencore International.

Executive Compensation

      Summary Compensation Table

      The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities during 1996, 1997 and 1998.

                                                                                 Long-term
                                        Annual Compensation             Compensation Awards/Payouts
                                      -----------------------  ----------------------------------------------
                                                                                   Number of
                                                                                     Shares       Performance
Name and                                                       Restricted Stock    Underlying        Shares          All Other
Principal Position          Year      Salary ($)   Bonus($)(1)   Awards ($)(2)     Options (#)    Vested($)(3)   Compensation ($)(4)
------------------          ----      ----------   -----------   -------------     -----------    ------------   -------------------
Craig A. Davis (5)          1998      $596,458      $537,000             -0-             -0-      $  193,241          $  8,056
  Chairman and Chief        1997      $577,500           -0-             -0-             -0-             -0-          $  7,416
  Executive Officer         1996      $320,833      $440,000      $2,043,750         150,000             -0-          $ 53,249

Gerald A. Meyers            1998      $271,833      $185,000             -0-             -0-      $   87,840          $  6,935
  President and Chief       1997      $262,500           -0-             -0-             -0-             -0-          $ 55,060
  Operating Officer         1996      $250,000      $143,750      $1,362,500         100,000             -0-          $    547

Gerald J. Kitchen           1998      $217,292      $146,750             -0-             -0-      $   52,700          $  6,748
  Executive Vice            1997      $210,000           -0-             -0-             -0-             -0-          $111,302
  President, General        1996      $200,000      $105,000      $1,090,000          80,000             -0-          $  6,324
  Counsel, Chief
  Administrative
  Officer and Secretary

                                             (Table continued on following page)

----------
(Table continued from previous page)

                                                                                 Long-term
                                        Annual Compensation             Compensation Awards/Payouts
                                      -----------------------  ----------------------------------------------
                                                                                   Number of
                                                                                     Shares       Performance
Name and                                                       Restricted Stock    Underlying        Shares          All Other
Principal Position          Year      Salary ($)   Bonus($)(1)   Awards ($)(2)     Options (#)    Vested($)(3)   Compensation ($)(4)
------------------          ----      ----------   -----------   -------------     -----------    ------------   -------------------
David W. Beckley            1998      $217,292      $126,500             -0-             -0-      $   52,700          $  6,748
  Executive Vice            1997      $210,000           -0-             -0-             -0-             -0-          $  6,324
  President and Chief       1996      $200,000      $105,000      $1,090,000          80,000             -0-          $108,203
  Financial Officer


Steven R. Sedberry (6)      1998      $170,708      $123,000             -0-             -0-      $   30,996          $ 98,188
  Vice President of         1997      $164,700           -0-             -0-             -0-             -0-          $  6,074
  Sales and Marketing       1996      $150,000      $ 93,750      $  681,250          50,000             -0-          $ 82,404

----------

(1) Bonus amounts in 1998 are comprised of: annual incentive awards of $450,000, $145,000, $110,000, $95,000 and $90,000 paid to Messrs. Davis,
      Meyers, Kitchen, Beckley and Sedberry, respectively; and special mid-year bonuses in the amounts of $87,000, $40,000, $36,750, $31,500 and $33,000 paid to Messrs. Davis, Meyers, Kitchen, Beckley and Sedberry, respectively. See "Report of the Compensation Committee on Executive Compensation."

(2) The amounts reported in this column represent the dollar value of restricted share awards, calculated by multiplying the closing market price of the Company's common stock on March 29, 1996 (the first day of trading of the common stock) by the number of restricted shares. Restricted shares vested one-third on March 28, 1999, with an additional one-third vesting on each of March 28, 2000 and March 28, 2001. The aggregate number and value (based upon the last reported sale price of $9.438 of the Company's common stock on the NASDAQ National Market on December 31, 1998) of unvested restricted shares held by each of the Named Executive Officers as of December 31, 1998 (after giving effect to the vesting of restricted shares on March 28, 1999) was as follows: Craig A. Davis, 100,000 ($943,800); Gerald A. Meyers, 66,667 ($629,203); Gerald J.
      Kitchen, 53,334 ($503,366); and David W. Beckley, 53,334 ($503,366).
      Dividend equivalents accrue on restricted shares and are paid upon vesting.

(3) Represents performance share units vested as a result of 1998 performance, valued at the last reported sale price of $9.438 of the Company's common stock on the NASDAQ National Market on December 31, 1998. Also includes accrued dividends paid to Messrs. Davis, Meyers, Kitchen, Beckley and Sedberry upon the vesting of the performance share units in the amounts of $4,010, $1,823, $1,094, $1,094 and $643, respectively.

(4) All Other Compensation is comprised of the Company's matching contributions under the Company's Defined Contribution Retirement Plan for each of the Named Executive Officers. In 1998, those contributions were $6,000 for each of the Named Executive Officers. Also includes Company paid life insurance premiums in 1998 in the amounts of $2,056, $935, $748, $748 and $610 for Messrs. Davis, Meyers, Kitchen, Beckley and Sedberry, respectively. In the case of Mr. Sedberry, the amount in 1998 includes $91,578 for a one-time relocation adjustment relating to his relocation to Monterey, California.

(5) Mr. Davis' 1996 salary reflects his employment agreement commencing with the Company on June 1, 1996.

(6)   Effective March 31, 1999, Mr. Sedberry ceased to be employed by the
      Company.

      Fiscal Year End Option Value Table

      The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as of December 31, 1998. No options were exercised by any of the Named Executive Officers in 1998.

                                             Number of Shares
                                      Underlying Unexercised Options      Value of Unexercised Options
                                          at December 31, 1998 (#)           at December 31, 1998 ($)
                                     -------------------------------     ------------------------------
Name                                  Exercisable      Unexercisable     Exercisable      Unexercisable
----                                  -----------      -------------     -----------      -------------
Craig A. Davis..................        150,000               0              -0-                --
Gerald A. Meyers................        100,000               0              -0-                --
Gerald J. Kitchen...............         80,000               0              -0-                --
David W. Beckley................         80,000               0              -0-                --
Steven R. Sedberry..............         50,000               0              -0-                --

      Long-Term Incentive Plan Awards Table

      The following table sets forth information with respect to performance share units awarded to the Named Executive Officers in 1998 under the Company's 1996 Stock Incentive Plan. Performance share units were awarded with respect to initial award cycle periods of 1998 and 1998 through 1999, as well as three-year award cycle periods of 1998 through 2000 and 1999 through 2001.

                    Long-Term Incentive Plans - Awards in Last Fiscal Year

                                        Performance or         Estimated Future Payouts under Non-Stock
                                         Other Period                     Price-Based Plans
                        Performance      Maturation or      -----------------------------------------------
        Name            Share Units         Payout          Threshold       Target              Maximum
                          (#)(1)                              (#)(2)        (#)(3)              (#)(4)
-----------------------------------------------------------------------------------------------------------
Craig A. Davis             28,644            1998             14,322         28,644             42,966
                           32,225          1998-1999          16,113         32,225             48,338
                           35,805          1998-2000          17,903         35,805             53,708
                           67,246          1999-2001          33,623         67,246            100,869

Gerald A. Meyers           13,020            1998              6,510         13,020             19,530
                           13,835          1998-1999           6,918         13,835             20,753
                           14,648          1998-2000           7,324         14,648             21,972
                           27,632          1999-2001          13,816         27,632             41,448

Gerald J. Kitchen           7,812            1998              3,906          7,812             11,718
                            9,114          1998-1999           4,557          9,114             13,671
                            9,765          1998-2000           4,883          9,765             14,648
                           18,396          1999-2001           9,198         18,396             27,594

David W. Beckley            7,812            1998              3,906          7,812             11,718
                            8,463          1998-1999           4,232          8,463             12,695
                            9,114          1998-2000           4,557          9,114             13,671
                           15,943          1999-2001           7,972         15,943             23,915

Steven R. Sedberry          4,595            1998              2,298          4,595              6,893
                            5,106          1998-1999           2,553          5,106              7,659
                            5,616          1998-2000           2,808          5,616              8,424
                           11,575          1999-2001           5,788         11,575             17,363

----------
(1) Performance share units represent shares of Company common stock which, upon vesting, are issued to the award recipient. Except as described herein, performance share units are forfeited if the award recipient is not employed full-time by the Company at the end of the award cycle period. In the event of death, disability or retirement, the award recipient will receive a pro rata award based upon the number of weeks employed during the award cycle period. Dividend equivalents accrue on performance share units and are paid upon vesting.

                                         (Footnotes continued on following page)

----------
(Footnotes continued from previous page)

(2) Threshold payouts represent the minimum number of shares that will vest if the Company meets a minimum percentage of a target level of earnings before taxes for the period and exceeds industry return on invested capital criteria. If the Company does not meet these performance criteria, no shares will vest.

(3) Target payouts represent the target number of shares that will vest if the Company meets 100% of the target level of earnings before taxes for the period.

(4) Maximum payouts represent the maximum number of shares that will vest if the Company reaches 125% of the target level of earnings before taxes for the period. In cases where the target is exceeded, the number of shares vested in excess of the target number of shares is calculated by converting the excess award into cash and reconverting the excess award into shares at the greater of the share price calculated at the time of the award and the average share price for the month preceding the month in which the shares vest.

      Pension Plan Table

      The Company maintains a non-contributory defined benefit pension plan for salaried employees of the Company who meet certain eligibility requirements.

      The following table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications. The figures shown include supplemental benefits payable to the Named Executive Officers.

                                                     Years of Credited Service
                       ------------------------------------------------------------------------------------------
 Remuneration            5          10          15          20          25          30         35          40
------------------     -------    --------    --------    --------    --------    --------   --------    --------
$  100,000........     $ 6,000    $ 12,000    $ 18,000    $ 24,000    $ 30,000    $ 36,000   $ 42,000    $ 48,000
$  200,000........     $12,000    $ 24,000    $ 36,000    $ 48,000    $ 60,000    $ 72,000   $ 84,000    $ 96,000
$  300,000........     $18,000    $ 36,000    $ 54,000    $ 72,000    $ 90,000    $108,000   $126,000    $144,000
$  400,000........     $24,000    $ 48,000    $ 72,000    $ 96,000    $120,000    $144,000   $168,000    $192,000
$  500,000........     $30,000    $ 60,000    $ 90,000    $120,000    $150,000    $180,000   $210,000    $240,000
$  600,000........     $36,000    $ 72,000    $108,000    $144,000    $180,000    $216,000   $252,000    $288,000
$  700,000........     $42,000    $ 84,000    $126,000    $168,000    $210,000    $252,000   $294,000    $336,000
$  800,000........     $48,000    $ 96,000    $144,000    $192,000    $240,000    $288,000   $336,000    $384,000
$  900,000........     $54,000    $108,000    $162,000    $216,000    $270,000    $324,000   $378,000    $432,000
$1,000,000........     $60,000    $120,000    $180,000    $240,000    $300,000    $360,000   $420,000    $480,000
$1,100,000........     $66,000    $132,000    $198,000    $264,000    $330,000    $396,000   $462,000    $528,000
$1,200,000........     $72,000    $144,000    $216,000    $288,000    $360,000    $432,000   $504,000    $576,000
$1,300,000........     $78,000    $156,000    $234,000    $312,000    $390,000    $468,000   $546,000    $624,000

      The plan provides lifetime monthly benefits at age 62 equal to the greater of (i) 1.2% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $22.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under plans of a predecessor. Final average monthly compensation means the highest consecutive monthly average (36, 48 or 60 months) in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Participants' pension rights vest after a five-year period of service, except that the Named Executive Officers are immediately vested. Benefits are also available as a 30-year pension, an early retirement benefit (actuarially reduced beginning at age 55), and as a disability benefit.

      The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Internal Revenue Code of 1986, as amended (the "Code").

      The years of credited service for Messrs. Davis, Meyers, Kitchen, Beckley and Sedberry at December 31, 1998 were approximately 3,6,3,3, and 4 years, respectively.

Employment Agreements

      The Company entered into employment agreements with each of Messrs. Craig
A. Davis, Gerald A. Meyers, Gerald J. Kitchen, and David W. Beckley, effective January 1, 1999, providing for terms of employment of three years. Under the agreements, the base salaries of Messrs. Davis, Meyers, Kitchen and Beckley may not be reduced below $610,000, $278,500, $222,500 and $222,500, respectively.
The agreements provide that the base salaries may be subject to increases established from time to time by the Board of Directors. In addition, the executives are eligible for bonuses in accordance with the Company's annual incentive plan and stock option grants and performance share unit awards under the Company's 1996 Stock Incentive Plan. The agreements also provide that the executives will receive unfunded supplemental executive retirement benefits in addition to any benefits received under the Company's qualified retirement plans. The supplemental benefit for each executive will be equal to the amount that would normally be paid under the Company's qualified retirement plans if there were no limitations under Sections 415 and 401(a)(17) of the Code and as if the executives were fully vested in the qualified retirement plan benefits. In the event of termination of employment "without cause," the terminated executive will be entitled to receive termination payments equal to 100% of his base salary and bonus (based on the highest annual bonus payment within the prior three years) for the remainder of the term of the agreement (with a minimum of one year's salary plus bonus). Any termination payments under the employment agreements may not be duplicated under the severance compensation agreements described below.

Severance Compensation Arrangements

      The Company has entered into severance compensation agreements with each of the Named Executive Officers. The agreements provide that if within 36 months following a change of control of the Company, the executive's employment is terminated either (i) by the Company for other than cause or disability or (ii) by such executive for good reason, then such executive will receive a lump sum payment equal to three times the aggregate of the highest base salary and the highest bonus received by such executive in any of the most recent five years. Also, in the event of a change of control, the exercisability of stock options and the vesting of performance share units held by such executives will be accelerated.

      The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual's annualized includible compensation for the base period, as defined in the Code. The agreements provide for additional payments to the executives in order to fully offset any excise taxes payable by an executive as a result of the payments and benefits provided in the agreements.

Compensation Committee Interlocks And Insider Participation

      During 1998, the members of the Board's Compensation Committee were Mr. William R. Hampshire and Mr. John C. Fontaine. Mr. Hampshire served as President and Chief Operating Officer of Century Aluminum of West Virginia, Inc. (formerly Ravenswood Aluminum Corporation) from April 1992 through January 1993.

Certain Transactions and Relationships

      In 1998, the Company purchased primary aluminum and alumina from Glencore Ltd. Such purchases, which were made at market prices, aggregated $43.7 million (of which $24.0 million was for primary metal, $8.0 million was for rolling ingot and $11.6 million was for alumina). In 1998, the Company also sold primary aluminum to Glencore Ltd. Such sales, at market prices, excluding sales of the Mt. Holly facility production described below, aggregated $19.0 million in 1998. The Company, through its Mt. Holly facility, sold $55.3 million of primary aluminum products at market prices to Glencore Ltd. in 1998. Such sales constituted approximately 62% of the Company's revenue share of the Mt. Holly facility. The Company has continued to purchase primary aluminum from and sell primary aluminum to Glencore Ltd. in 1999 in arm's-length transactions made at market prices.

      As of December 31, 1998, the Company had outstanding forward sales contracts with Glencore Ltd. for 65.6 million pounds of primary aluminum to hedge 1999 production. In addition, as of such date, the Company had outstanding forward purchase contracts with Glencore Ltd. for 17.3 million pounds of primary aluminum to hedge 1999 sheet and plate aluminum sales. Accounting standards require that such contracts be marked-to-market. As of December 31, 1998, the Company recognized gains of $3.5 million on such contracts. The Company intends to continue to enter into hedging arrangements with Glencore Ltd. in the future.

      Mr. Craig A. Davis, Chairman and Chief Executive Officer of the Company, is a director of Glencore International and was an executive of Glencore International and Glencore AG from September 1990 until June 1996. Mr. Willy R. Strothotte, a director of the Company, is Chairman and Chief Executive Officer of Glencore International.

      Mr. Roman A. Bninski, a director of the Company, is a partner of Curtis, Mallet-Prevost, Colt & Mosle, which furnishes legal services to the Company.

Report of the Compensation Committee on Executive Compensation

      General

      The Compensation Committee of the Board of Directors (the "Committee") is comprised of Messrs. John C. Fontaine and William R. Hampshire, both of whom are independent directors. The Committee reviews and recommends to the Board of Directors compensation for the Company's executive officers, and it has oversight responsibility for administering the Company's 1996 Stock Incentive Plan, including the awarding of grants thereunder. The Company has a policy of basing a significant portion of the compensation of its executive officers on the operating performance of the Company.

      Compensation Philosophy

      The Company's compensation programs are designed to enable the Company and its subsidiaries to attract and retain talented executives and management personnel. In order to do this, the Company believes it must be able to provide management personnel with opportunities for total compensation which is competitive with compensation which would be available from employers with whom the Company competes and companies which are seeking to hire and retain management personnel of similar quality.

      The Company's compensation programs are tied to the corporate performance of the Company, as well as business unit and individual performance. Compensation is heavily weighted to annual incentive awards and long-term performance awards in the form of stock options and performance share units in order to provide "pay-for-performance" and align management's and stockholders' interests in the enhancement of stockholder value. The three principal components of the Company's "pay-for-performance" executive compensation program are: base salary, annual incentive cash bonuses, and long-term incentive compensation.

      Base Salary

      The Committee annually reviews the salaries of the Company's executives. Base salary levels are set at levels comparable to and competitive with the salary levels of executives of peer corporations or other employers hiring equivalent executive personnel. Actual salary levels for each individual vary based upon a subjective assessment of individual performance, experience, level of responsibility, potential contribution to the Company's future growth and the overall Company financial circumstances. The Committee has not found it practicable to assign relative weights to specific factors in determining base salary adjustments, and the specific factors used may vary among individual executives. Effective June 1, 1998, the Committee authorized increases in the Named Executive Officers' annual base salaries in amounts ranging from 5.6% to 6.25% percent which, based on available studies, were comparable to and competitive with the salary levels of equivalent executive personnel of peer corporations.

      Annual Incentive Awards

      The Company has adopted an incentive compensation plan. Under this plan, executive officers (including the Chief Executive Officer) are eligible to receive each year as a bonus, a percentage of their base salary. The plan provides for suggested percentage ranges of 50% to 100% for the Chief Executive Officer and 35% to 75% for the other executive officers. Actual awards are made on the basis of individual and Company performance and are subject to the subjective evaluation of the Committee. Awards may only be made from a reserve established under the plan, which was credited with an initial reserve of $1,000,000. Subject to the recommendation of the Committee, credits to the reserve will be made based upon the achievement of prescribed return on investment rates as determined in accordance with the plan. In June 1998, in recognition of the fact that no bonuses or salary increases had been awarded to the executive officers at the end of 1997 and due to the improved financial performance of the Company since that time, special mid-year bonuses in the amounts of $87,000, $40,000, $36,750, $31,500 and $33,000 were awarded to Messrs. Davis, Meyers, Kitchen, Beckley and Sedberry, respectively. Based on 1998 performance, the Chief Executive Officer was awarded a bonus of $450,000, which was in the approximate midpoint of the plan's suggested range and took into consideration the mid-year bonus. In the cases of the other executive officers, bonuses of $145,000, $110,000, $95,000 and $90,000 were awarded to Messrs. Meyers, Kitchen, Beckley and Sedberry, respectively, which were generally in the approximate mid-point of the plan's suggested ranges and took into consideration the mid-year bonuses.

      Long-term Incentive Compensation

      The Committee believes that option grants and performance share unit awards align executive interests with stockholder interests by creating a direct link between compensation and stockholder return. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Committee's determination of whether option grants are appropriate each year is made with regard to competitive considerations, and each executive's actual grant is based upon the criteria described in the preceding paragraphs. The size of previous grants and the number of options held are not determinative of future grants. No options were granted to the Named Executive Officers in 1998. In 1998, the Committee adopted implementation guidelines with respect to the granting of performance share units. The guidelines provided for the award of performance share units with performance cycles for 1998, 1998 and 1999, and 1998 through 2000, as well as successive three-year award cycles for performance share units to be granted in future years. Each award is determined by creating a monetary award within a percentage range of the executive's base salary, and converting the award into performance share units based upon the average closing price for the Company's common stock for the month preceding the month in which the grant is made. The percentage ranges of base salary are 80% to 100% in the case of the Chief Executive Officer and 60% to 80% in the cases of the other executive officers. Based upon these guidelines, the Named Executive Officers were awarded the performance share units set forth under "Long-Term Incentive Plan Awards Table." As set forth in the Long-Term Incentive Plan Awards Table, vesting of performance share units is based upon the Company's performance relative to target levels of earnings before taxes, and actual shares vested can range between 0% and 150% of the performance share unit award. In cases where the target is exceeded, the number of shares vested in excess of the target award is calculated by converting the excess award into cash and reconverting the excess award into shares at the greater of the share price calculated at the time of the award and the average share price for the month preceding the month in which the shares vest. Based upon the Company's earnings before taxes in 1998, performance share unit awards for the 1998 performance cycle vested at a rate of 70%. See "Executive Compensation -- Summary Compensation Table."

      Compensation of the Chief Executive Officer

      Compensation of the Chief Executive Officer was determined in accordance with the criteria set forth above. See "Executive Compensation -- Summary Compensation Table." The Committee believes that CEO compensation was appropriately based upon the Company's financial performance.

      Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one year with respect to each of the Company's five most highly paid executive officers. However, subject to certain limitations, Section 162(m) provides that the deduction limit does not apply to any remuneration paid pursuant to compensation agreements or plans entered into prior to the consummation of the Company's initial public offering. Consequently, to the extent the compensation paid to the Named Executive Officers is paid pursuant to such agreements, it is currently exempt from the
Section 162(m) deduction limits.

                             Respectfully Submitted,

                             Compensation Committee

               John C. Fontaine                   William R. Hampshire

Performance Graph

      The following line graph compares the Company's cumulative total return to stockholders since the common stock became publicly traded on March 29, 1996 with the cumulative total return of the S&P 500 Index and the Media General Aluminum Group Index during the period from March 29, 1996 through December 31, 1998. These comparisons assume the investment of $100 on March 29, 1996 and the reinvestment of dividends

                            Century Aluminum Company
                    Comparison of Cumulative Total Return to
                           Stockholders March 29, 1996
                            through December 31, 1998

                               [GRAPHIC OMITTED]

                                       3/29/96   6/30/96   12/31/96   6/30/97  12/31/97  6/30/98   12/31/98
S&P 500 Index                            100     104.49     116.70     140.74   155.63    183.19    200.10
Media General Aluminum Group Index (1)   100      91.42     101.61     116.87   102.57    101.70    105.53
Century Aluminum Company                 100     115.60     127.42     108.68   100.97    111.01     71.76

----------
(1) In the Company's proxy statements for 1997 and 1998, the industry index used by the Company for comparison purposes was the Media General Aluminum Refining Group Index ("MG Refining Index"). The composition of the MG Refining Index was as follows: Alcan Aluminum Limited, Alumax Inc., Aluminum Company of America, Century Aluminum Company, Commonwealth Industries, Inc., IMCO Recycling Inc., Kaiser Aluminum Corporation, Reynolds Metals Company, and Tredegar Industries, Inc. The Company has been informed by Media General Financial Services ("Media General") that following a restructuring of Media General's industry group classification system, it no longer supports the MG Refining Index. The Company has selected MG Group 132 Aluminum ("MG Aluminum Index") as the new industry index to be used in future performance graphs in lieu of the MG Refining Index. The composition of the MG Aluminum Index is as follows: Alcan Aluminum Limited, Aluminum Company of America, Century Aluminum Company, Commonwealth Industries, Inc., Easco, Inc., Kaiser Aluminum Corporation, Pechiney S.A., and Reynolds Metals Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

      Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 filings were required, the Company believes that, with respect to the 1998 fiscal year, all required Section 16(a) filings were made, except that Mr. Lawrence Frost reported late the following: (i) the Company's grant of 75,000 stock options and 75,000 performance share units, and (ii) Mr. Frost's forfeiture of 75,000 stock options and 75,000 performance share units upon his departure from the Company.


                  2. AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

      The Board of Directors adopted on March 5, 1999, subject to approval by the stockholders, an amendment (the "1999 Amendment") to the Company's 1996 Stock Incentive Plan (as presently in effect, the "1996 Plan"). The 1999 Amendment increases from 1,200,000 to 1,500,000 the number of shares of the Company's common stock available for issuance under the 1996 Plan. The Company has in the past used, and intends in the future to use, stock options and performance share units as incentive devices to motivate and compensate its salaried officers and other key employees and believes that equity incentives represented by stock options and performance share units enhance the Company's ability to attract and retain needed personnel. As of March 31, 1999, 202,205 shares had been issued upon the vesting of performance share units awarded under the 1996 Plan; as of such date, options to purchase 496,400 shares of common stock and performance share units representing 587,360 unvested shares of common stock were outstanding under the 1996 Plan. Accordingly, no shares remained available under the 1996 Plan as of such date. Performance share unit awards for the award cycle 1999 through 2002 for the Named Executive Officers, as set forth in the Long-Term Incentive Plan Awards Table, were granted subject to stockholder approval of the 1999 Amendment.

      Under the terms of the 1996 Plan, the Company is authorized to make awards of performance share units and to grant stock options that qualify as incentive stock options ("ISOs") under Section 422 of the Code and nonqualified stock options ("NQSOs") to salaried officers and other key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries, for up to an aggregate of 1,200,000 shares of common stock. The following summary of certain features of the 1996 Plan is qualified in its entirety by reference to the full text of the 1996 Plan, a copy of which will be furnished to any stockholder, upon written request of such stockholder directed to Mr. Gerald J. Kitchen, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, 2511 Garden Road, Suite 200, Monterey, California 93940.

Summary of the 1996 Plan and the 1999 Amendment.

      General. The 1996 Plan permits the Company to grant ISOs, NQSOs, and performance share units (collectively, "Awards") to salaried officers and other key employees. The 1996 Plan terminates on February 28, 2006 and no Awards may be granted after the termination date. The 1996 Plan covers a maximum of 1,200,000 shares of common stock (subject to share adjustments as described below), which may be either authorized and unissued shares of common stock or shares held in the Company's treasury. When an Award lapses, expires, terminates or is forfeited, the related shares of common stock may be available for distribution in connection with future Awards. Adjustments may be made in the number of shares reserved under the 1996 Plan, in the number of shares subject to a performance share unit, the financial performance goals contained in a performance share unit, in the option price and in the number of shares subject to stock options, in the event of a merger, reorganization, consolidation, recapitalization or stock dividend, and in the event of certain other changes described in the 1996 Plan or any other changes in the Company's corporate structure that affect the common stock or has an effect similar to any of the foregoing. No employee may be granted Awards covering, in the aggregate, more than 300,000 shares of common stock in any fiscal year of the Company (subject to adjustment as provided above).

      Because grants under the 1996 Plan are discretionary, the Company cannot now determine the number of Awards to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees or directors as a group. The number of such Awards shall be determined by the Compensation Committee, pursuant to the terms of the 1996 Plan. For information with respect to the Compensation Committee's guidelines for awarding performance share unit awards, see "Report of the Compensation Committee on Executive Compensation - Long-term Incentive Compensation." It is currently estimated that there are approximately 50 employees currently eligible to participate in the 1996 Plan. For information concerning the ownership of Awards by the Named Executive Officers, see "Executive Compensation" above.

      Administration. The 1996 Plan is administered by the Compensation Committee. The Compensation Committee is comprised of directors who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the 1996 Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries to whom Awards may be granted, (ii) determine the type of Awards to be granted and the terms and conditions of any Awards granted, and (iii) determine the number of shares of common stock subject to each Award granted. In addition, the Compensation Committee is authorized to interpret the 1996 Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the 1996 Plan.

      Stock Options. Stock options granted under the 1996 Plan may be either ISOs or NQSOs. Stock options may be granted alone or in addition to other Awards granted under the 1996 Plan. The aggregate fair market value (determined as of the time of the grant of an ISO) of the common stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the Plan and any other stock option plan of the Company may not exceed $100,000.

      The exercise price for stock options shall be determined by the Compensation Committee and shall be set forth in an option agreement entered into with the optionee, provided, however, that the exercise price for an option shall not be less than the fair market value of a share of common stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder). On April 28, 1999, the last reported sale price of the Company's common stock on the NASDAQ National Market was $7.625 per share.

      The Compensation Committee is to specify the time or times at which such options will be exercisable, except that the termination date for any stock option shall not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder). Options may be exercised within three months following the retirement or permanent disability of an optionee and within twelve months following the death of an optionee; provided, that no option may be exercised following the period of exercisability set forth in the agreement related thereto. Stock options may provide for acceleration of exercisability in the event of the death, disability or retirement of the optionee.

      Stock options may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted common stock having a fair market value equal to the cash exercise price of the options being exercised. Optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds.

      Stock options are nontransferable other than by will or by the laws of descent and distribution, and stock options are exercisable during the optionee's lifetime only by the optionee.

      Performance Share Units. The Compensation Committee may award performance share units to eligible employees under the 1996 Plan. Performance share units may be granted alone or in addition to other Awards granted under the 1996 Plan. Each performance share unit granted shall be evidenced by an agreement executed by the Company and the recipient thereof. Each such agreement shall contain such restrictions, terms and conditions as the Compensation Committee may, in its sole discretion, determine.

      Performance share units entitle the grantee to receive one share of common stock per performance share unit upon vesting of the performance share units. The Compensation Committee will determine (i) the time or times at which performance share units shall be granted and (ii) the time or times at which performance share units shall become vested or forfeited. Vesting of performance share units shall be based upon the Company's attainment of specified financial performance objectives and/or the passage of time. Company financial performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Compensation Committee at the time the award is granted.

Until such time as the performance share units vest and shares of common stock are issued, the performance share units may not be sold, transferred, pledged, assigned or otherwise disposed of. The recipient of performance share units shall have no right to vote the shares underlying the performance share units until vesting. Dividend equivalents accrue on performance share units and are paid upon vesting.

      Upon termination of employment of a recipient, all unvested performance share units shall be forfeited, provided, however, that performance share units may provide for the termination of all or a portion of the restrictions related thereto in the event of the death, disability or retirement of the recipient.

      Change of Control. In the event of a "Change of Control," as defined in the 1996 Plan, all options outstanding shall be immediately and fully exercisable and all performance share units shall become fully vested.

      Amendments. The Board of Directors may terminate, suspend or amend the 1996 Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options or performance share units, and provided further that the Board may not, without the approval of stockholders (i) increase the maximum number of shares which may be issued pursuant to the provisions of the 1996 Plan, (ii) change the class of individuals eligible to receive options or performance share units under the 1996 Plan, (iii) materially increase the benefits accruing to participants under the 1996 Plan, or (iv) extend the term of the 1996 Plan.

      Withholding Taxes. The 1996 Plan provides that the Company may deduct from any distribution to an employee an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld with respect to any Award. An employee exercising an NQSO or acquiring shares pursuant to the vesting of performance share units may elect to have a specified percentage of his shares withheld by the Company in order to satisfy tax obligations.

Federal Income Tax Consequences

      The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants.

      Incentive Stock Options. No regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee, provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only upon the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for at least one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.

      If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition measured by the lesser of:
(i) the fair market value of the stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on disposition minus the option price, and the Company will receive a corresponding income tax deduction. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

      The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock. Gain realized by an employee upon the disposition of stock acquired through the exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, the disposition of the stock may result in taxable income to the employee as additional compensation which is subject to withholding.

      Non-Qualified Stock Options. With regard to NQSOs, the employee will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Such income will be subject to withholding. When the employee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company will be entitled to an income tax deduction in the amount and at the time that the employee recognizes ordinary income with respect to the exercise of the option.

      Performance Share Units. An employee granted a performance share unit will not recognize income at the time of grant but will recognize ordinary income when the restrictions with respect to the shares of stock expire. The amount of income recognized will be equal to the then fair market value of such shares less any consideration paid by the employee. The Company generally will be entitled to a deduction in an amount equal to the income recognized by the employee at the time the employee recognizes such income, provided the Company complies with applicable withholding requirements. Any dividends with respect to the performance share units which are paid to an employee are treated as additional compensation taxable as ordinary income to the employee and deductible to the Company. The holder of performance share units may elect under
Section 83(b) of the Code to be taxed at the time of grant of the performance share units on the market value of the performance share units less any consideration paid by the employee, in which case (i) the Company will be entitled to a deduction at the same time, subject to the provisions of the Code,
(ii) dividends paid to the employee on such performance share units during the restriction period will be taxable as dividends and not deductible to the Company, and (iii) there will be no further federal income tax consequences when the restrictions lapse.

      Section 162(m) of the Code generally prohibits the Company from deducting compensation of a "covered employee" to the extent the compensation exceeds $1,000,000 per year. For this purpose, "covered employee" means the chief executive officer of the Company and the four other highest compensated officers of the Company. Certain performance-based compensation (including, under certain circumstances, stock option and performance share unit compensation) will not be subject to, and will be disregarded in applying, the $1,000,000 deduction limitation. It is the Company's intention that options and performance share units awarded under the 1996 Plan qualify as "performance-based" compensation under Section 162(m).

      Recommendation and Vote

      An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 1999 Amendment. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" approval of the 1999 Amendment.

      The Board of Directors recommends that the stockholders vote "FOR" approval of the 1999 Amendment.


             3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed Deloitte & Touche LLP to act as the Company's independent auditors for the current fiscal year, subject to the ratification of such appointment by the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

      Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

      The Board of Directors recommends that the stockholders vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4(c) under the Exchange Act. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

      All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $4,000, plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2000 should be addressed to the Company's Secretary, 2511 Garden Road, Suite 200, Monterey, California 93940, and must be received no later than December 31, 1999. In addition, the Company's By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than forty-five
(45) days prior to the date on which the Company first mailed its proxy materials for the prior year's Annual Meeting (which cut-off date will be March 15, 2000 in the case of the Annual Meeting in 2000). Such notice must set forth as to each matter the stockholder proposes to bring before the Annual Meeting:
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting without compliance with the foregoing procedures.

                                             By Order of the Board of Directors,

                                             /s/ Gerald J. Kitchen
                                             Gerald J. Kitchen
                                             Executive Vice President,
                                             General Counsel,
                                             Chief Administrative Officer
                                             and Secretary.

Monterey, California
April 29, 1999

      The Company will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission (without exhibits). Requests should be made to Mr. Gerald J. Kitchen, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, 2511 Garden Road, Suite 200, Monterey, California 93940.

PROXY                                                                      PROXY

                            CENTURY ALUMINUM COMPANY

    Proxy Solicited on behalf of the Board of Directors for Annual Meeting,
                                  June 8, 1999

      The undersigned appointed Craig A. Davis and Gerald J. Kitchen the proxies (each with power to act alone and with power of substitution) of the undersigned to vote at the Annual Meeting of act alone and with power of substitution) of the undersigned to vote at the Annual Meeting of Stockholders of Century Aluminum Company to be held at the executive offices of the Company, Monterey, CA at 9:00 a.m., local time, on Tuesday, June 8, 1999, and at any adjournment, all shares of stock which the undersigned is entitled to vote thereat upon all matters properly brought before the meeting.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 3.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                            CENTURY ALUMINUM COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY: |X|

                                       For  Withhold  For all
                                       All    All     (Except nominee(s) written
                                                      below
1. Election of Directors for term to   |_|    |_|     |_|  _____________________
   expire in 2002 --
   Nominees: Craig A. Davis and
             William R. Hampshire

                                       For  Against  Abstain

2. Proposal to amend the Company's     |_|    |_|      |_|
   1996 Stock Incentive Plan to
   increase the number of shares of
   common stock reserved for
   issuance thereunder by 300,000
   shares.

                                       For  Against  Abstain

3. Proposal to ratify the appointment  |_|    |_|      |_|
   of Deloitte & Touche LLP as
   auditors for fiscal year 1999.

4. In their discretion, upon such other matters as may properly come before the meeting.

                                             Dated: ______________________, 1999


Signature(s)____________________________________________________________________


________________________________________________________________________________
Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporation officer, give full title. If more than one trustee, all should sign.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

            PLEASE MARK, SIGN DATE AND RETURN THE PROXY CARD PROMPLY
                          USING THE ENCLOSED ENVELOPE.